Exhibit 99.1

   Heinz Expects Strong First Quarter Results with Sales Growth of Approximately 9%, Operating Income Growth of Approximately 14% and
            EPS of $0.62 to $0.63, an Increase of 7% to 9%

    PITTSBURGH--(BUSINESS WIRE)--Aug. 15, 2007--H. J. Heinz Company (NYSE:HNZ) in a pre-earnings announcement before its annual shareholders meeting said that it expects to report strong first quarter results on August 24, 2007, including sales growth of approximately 9%, operating income growth of approximately 14% and EPS of $0.62 to $0.63.

    Heinz expects organic sales growth (volume plus price) in Q1 of more than 5% across its global businesses including double-digit organic sales growth of the Company's Ketchup, Beans and Soup brands. The accelerated revenue growth reflects the launch of new, innovative and healthy products and an approximately 25% increase in consumer marketing in the quarter.

    The Company's anticipated 14% operating income growth reflects both strong sales and productivity improvements. Heinz's broad international portfolio performed extremely well and was further enhanced by foreign exchange in the quarter which helped offset higher commodity costs. The expected higher EPS in the quarter will be driven by strong double-digit operating income growth and a tax rate which is expected to be between last year's rate of 20.3%, and this year's full-year average of 31% to 32%.

    As a result of the fast start to the fiscal year, Heinz now expects its full-year results to be near the top of the Company's previously announced FY2008 earnings range of $2.54-$2.60, a growth rate of 8% to 9%.

    SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

    --  sales, earnings, and volume growth,

    --  general economic, political, and industry conditions,

    -- competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs,

    --  the availability of raw materials and packaging,

    -- the ability to identify and anticipate and respond through innovation to consumer trends,

    --  the need for product recalls,

    --  the ability to maintain favorable supplier relationships,

    --  currency valuations and interest rate fluctuations,

    --  changes in credit ratings,

    -- the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives,

    -- approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements,

    --  the ability to successfully complete cost reduction programs,

    -- the ability to effectively integrate acquired businesses, new product and packaging innovations,

    --  product mix,

    -- the effectiveness of advertising, marketing, and promotional programs,

    --  supply chain efficiency,

    --  cash flow initiatives,

    -- risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments,

    -- changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

    --  the success of tax planning strategies,

    -- the possibility of increased pension expense and contributions and other people-related costs,

    -- the potential adverse impact of natural disasters, such as flooding and crop failures,

    --  the ability to implement new information systems; and

    --  other factors described in "Risk Factors" and "Cautionary
        Statement Relevant to Forward-Looking Information" in the
        Company's Form 10-K for the fiscal year ended May 2, 2007.

    The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

    ABOUT HEINZ: H. J. Heinz Company, offering "Good Food Every Day"(TM) is one of the world's leading marketers and producers of nutritious foods in ketchup, condiments, sauces, meals, soups, snacks and infant foods. Heinz provides superior quality, taste and nutrition to people eating at home, at restaurants, at the office and "on-the-go." Heinz is a global family of leading branded products, including Heinz(R) ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz's total sales), Ore-Ida(R) potato products, Weight Watchers(R) Smart Ones(R) entrees, Boston Market(R) meals, T.G.I. Friday's(R) snacks, and Plasmon infant nutrition. Heinz has number-one or number-two brands on five continents, showcased by Heinz(R) ketchup, The World's Favorite Ketchup(R). Information on Heinz is available at www.heinz.com.

    CONTACT: H. J. Heinz Company
             Media:
             Ted Smyth, 412-456-5780
             Michael Mullen, 412-456-5751
             Michael.mullen@us.hjheinz.com
             or
             Investors:
             Margaret Nollen, 412-456-1048